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                                                                     Exhibit 8.2



                                                      HUNTON & WILLIAMS LLP
                                                       1900 K STREET, NW
                                                       WASHINGTON, DC 20006

                                                       TEL      202-955-1500
                                                       FAX      202-778-2201

                                                       FILE NO:  66469.000102






                                February 12, 2007


Lares Asset Securitization, Inc.
101 California Street, 13th Floor
San Francisco, California 94111

Ladies and Gentlemen:

     We have acted as counsel to Lares Asset Securitization, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of mortgage-backed pass-through certificates (the "Certificates") or mortgage-backed notes ("Notes"), issuable in one or more series by separate trusts (each, a "Trust") to be established by the Company. The Certificates of each Trust will be issued pursuant to the form of pooling and servicing agreement, among the Company as depositor, a seller, a servicer, a trustee ("Trustee") and a master servicer, each to be named therein (the "Pooling and Servicing Agreement").

     We have reviewed the originals or copies of (i) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto; (ii) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax


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Lares Asset Securitization, Inc.
February 12, 2007
Page 2


Considerations" in the prospectus as supplemented by the discussion in "Federal Income Tax Considerations" in the prospectus supplement are our opinions as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. We also are of the opinion that, with respect to the issuance of the Certificates of a Trust for which one or more elections to be treated as a real estate mortgage investment conduit ("REMIC") are to be made, if (i) the Company, the Trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the applicable Pooling and Servicing Agreement and certain other documents to be prepared and executed in connection with such transaction, (ii) the Certificates are issued and sold as described in the Registration Statement and the prospectus supplement to be issued in connection with the Trust, and (iii) one or more elections are properly made and filed for the Trust (or designated assets thereof) to be treated as one or more separate REMICs pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Trust (or designated assets thereof) will qualify as one or more REMICs, and the Certificates relating to the Trust will be considered to be "regular interests" or the "residual interest" in a REMIC (as designated in the relevant prospectus supplement) on the date of issuance thereof and thereafter, assuming continuing compliance with the REMIC provisions of the Code and any regulations thereunder.

     In arriving at the opinion expressed above, we have assumed that the Pooling and Servicing Agreement and any other document prepared and executed in connection with such transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Certificates and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that each series of Certificates will be sold as described in the Registration Statement.

     You should be aware that the above opinions represent our conclusions as to the application of existing law to a transaction as described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.


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Lares Asset Securitization, Inc.
February 12, 2007
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption "Federal Income Tax Considerations" in the prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of or any state.

                                                       Very truly yours,


                                                       /s/ Hunton & Williams LLP






02151/09765/03352/08515

Exhibit 8.2